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                                                                   EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Form 8-K/A of DenAmerica Corp. of our report dated March 29, 1996 (except for Note 16, as to which the date is May 31, 1996), appearing in the Transition Report on Form 10-K of DenAmerica Corp. for the year ended December 27, 1995.


DELOITTE & TOUCHE LLP

Phoenix, Arizona
June 12, 1996